EXHIBIT 99.2

Virpax Announces Positive Results for the Swine Model Dose Range Finding Study for Probudur™

BERWYN, PA – November 22, 2024 – Virpax Pharmaceuticals, Inc. (Nasdaq: VRPX) (“Virpax” or the “Company”), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and anti-viral barrier indications, today announced results from a minipig Dose Range Finding (“DRF”) study for Probudur. Probudur is the company’s long-acting liposomal bupivacaine formulation injected at a wound site to provide both immediate and extended pain relief.

The DRF study was conducted to evaluate the tolerance of Probudur in an incisional wound healing model in minipigs. Probudur was injected locally into the tissue surrounding the incision area. All of the minipigs demonstrated positive tolerance to Probudur and no adverse effects were noted. The development program for Probudur continues to support the Company’s belief that Probudur has the potential to provide both immediate and sustained pain relief at the incisional area.

“These positive study results in our pharmacokinetics and safety studies for Probudur and continue to demonstrate both immediate relief as well as sustained relief at the wound site,” stated Jatinder Dhaliwal, Chief Executive Officer of Virpax. “The completion of these studies brings us another step closer to filing our Investigational New Drug Application (IND) for Probudur.”

Probudur is being developed to achieve the overall goal of safe and effective pain control during the perioperative period and significantly reduce or eliminate the need for opioids after surgery in approved indications. Probudur is a local anesthetic that binds to the sodium channel, preventing pain signals from reaching the brain. In preclinical studies, Probudur has shown long duration pain control for at least 96 hours, with a rat incisional model demonstrating analgesia for up to five days and in vitro studies demonstrating a slow release of bupivacaine that lasted for up to six days

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop one other prescription product candidate, NobrXiol™, which is being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax has competitive cooperative research and development agreements (CRADAs) for two of its prescription drug candidates, one with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). Virpax is also seeking partners for two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit https://www.virpaxpharma.com.and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended, including those described below. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors, including the additional capital which will be necessary to complete studies and clinical trials that the Company plans to initiate and other factors listed under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company has filed with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
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